EXHIBIT 10.2

MARKIT LTD.
AMENDMENT TO AMENDED AND RESTATED
KEY EMPLOYEE INCENTIVE PROGRAM

Amendment dated as of March 19, 2016 (this “Amendment”) to the Amended and Restated Markit Key Employee Incentive Program (the “KEIP”).

W I T N E S S E T H

WHEREAS, Markit Ltd. (the “Company”) has entered into an Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), with Marvel Merger Sub, Inc., and IHS, Inc.; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement (the “Merger”), the Company desires to amend certain terms and conditions related to equity awards granted pursuant to the KEIP.

NOW THEREFORE, the KEIP is hereby amended as follows:

1.AMENDMENT

APPENDIX A of the KEIP is hereby amended to add a paragraph 5 as follows:

“5. Notwithstanding any other provision of the Plan or any Option (subject to any provisions applicable to a Participant under an Option or individual agreement that contain vesting terms that are more favorable to the Participant than those set forth in this paragraph 5), if (i) a Participant’s Employment is terminated by the Company without Cause or (ii) for Participants who are members of the executive committee of the Company, the Participant resigns for “good reason” (as defined in an employment agreement applicable to such Participant), within 12 months after the Closing Date (as defined in the Agreement and Plan of Merger, dated as of March 20, 2016, among the Company, Marvel Merger Sub, Inc., and IHS, Inc.), all unvested Options held by such Participant shall vest in full immediately on the date of such termination of Employment and shall remain exercisable until the earlier of (i) 12 months following the date such termination of Employment or (ii) the expiration of the original Option Period of such Option.”

2.	EFFECTIVENESS OF AMENDMENT

This Amendment will become effective on the Closing Date (as defined in the Merger Agreement). In the event that the Merger does not occur, this Amendment will be null and void and will have no further force or effect. Except as amended by the terms of this Amendment, the KEIP will remain in full force and effect in accordance with its terms.